PHOTOLOFT.COM, INC.

                         CO-BRANDED MARKETING AGREEMENT

This Agreement is made this ____5/3/99_________________ (the "Effective Date") between Tribal Voice, a California corporation, having a place of business at One Victor Square, Scotts Valley, CA 95066 ("Partner"), and PhotoLoft.com, Inc., a California corporation having a place of business at 300 Orchard City Drive Suite#142, Campbell, California 95008 ("PhotoLoft.com").

1.0     INTENT:  PhotoLoft.com  offers certain proprietary software and services
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for  creation,  maintenance  and storage of on-line digital photo albums via its
PhotoLoft.com web site (the "Service"). PhotoLoft.com and Tribal Voice, Inc. desire to provide the Service to Partner's customers through the creation of a Co-Branded PhotoLoft.com site on PhotoLoft.com's server (having the URL address http://www.photoloft.com/tribalvoice ("Co-Branded PhotoLoft.com") to enable Partner's visitors and customers ("Visitors") to register to use services, store, share and view photo albums from PhotoLoft.com.

2.0     LINK:  PhotoLoft.com  will cooperate to promptly develop (a) a specially
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co-branded  PhotoLoft.com  page  using  both  PhotoLoft.com's  and  Tribal Voice
Pow-Wow names and logos (the "Co-Branded Pages"); (b) links from Partner's Site to the Co-Branded Pages (the "Links"); and ( c ) placement of the Tribal Voice link and logo on the Digital Imaging and Resource Page within the PhotoLoft. During the term of this Agreement, the Partner will make commercially reasonable efforts to place and maintain links to the PhotoLoft service from prominent places on the Partner web site. A link from the Partner home page to the PhotoLoft service will be at the discretion of Partner.

2.1     PhotoLoft.com  will provide a notice on each co-branded page disclaiming
responsibility of both PhotoLoft and Partner for the content of that page.   The
disclaimer  shall  be  mutually  agreed  to  by  both  parties.

3.0     USAGE:  Partner's  customers  will  be  offered  a one year free Premium
        -----
PhotoLoft  account.   Partner's  users  will  be identified by entering the site through  the  co-branded  page.

4.0     PROMOTION  BY PHOTOLOFT.COM:  Every image posted by PhotoLoft's customer
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will  be  identified  as  a  Partner's  customer.  Every time that that image is viewed by any PhotoLoft viewer, the logo of Tribal Voice, Inc. will also be on display to the PhotoLoft viewer.

5.0     PROMOTION  BY  PARTNER:  Tribal  Voice,  Inc.  will  participate  in the
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announcement  and  co-promotion  of  the  partnership  on-line,  and  with press releases, and by furnishing information to its licensees and clients. Usual and customary types of promotional activities outside the sites may be, but are not limited to: special rewards and loyalty points awards programs with sponsors, tradeshow and convention appearance coordination and cooperation, print, broadcast and other media advertising, as appropriate and at the discretion of Tribal Voice. Examples of the type of promotion that Tribal Voice may do are:

5.1 Write and post a feature article on the PhotoLoft capability and post it on the Partner Home Page.

5.2     Include  PhotoLoft  in  email  newsletters to the Partner customer base.

5.3     Highlight  PhotoLoft  in  the  Partner  Community  Spotlight  feature.

6.0     CO-PROMOTION:  PhotoLoft.com  and  Partner  will issue independent press
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releases  announcing  the  relationship.  Partner  and  PhotoLoft.com  will each review  and  approve  the  others'  press  releases.

7.0     FURTHER  CUSTOMIZATION:  PhotoLoft.com has complete discretion on making
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any additional page modifications to the PhotoLoft portion of the Co-Branded web site after the initial design provided such changes do not compromise or demean Tribal Voice's brand name, marketing image and logo. Tribal Voice shall not make unreasonable requests that may interfere with the operation of the site.

Initials  of  PhotoLoft.com _____     Initials of Tribal Voice, Inc. _____     1
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7.1     Tribal  Voice  will  provide  input  regarding the contents of the login page. Tribal Voice and PhotoLoft.com shall mutually agree and approve the contents of the login page.

7.2 It is agreed that in the event of a major logo change by Tribal Voice, Inc., PhotoLoft.com will make commercially reasonable efforts to coordinate such a change, provided that Tribal Voice agrees to a reciprocal arrangement concerning the PhotoLoft.com Logo and Tribal Voice hosted indicia and content.

8.0     TRADEMARKS:
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     PHOTOLOFT.COM  MARKS:  PhotoLoft.com  hereby  grants  Tribal  Voice, Inc. a
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nonexclusive  limited  license  to  use, reproduce and display the PhotoLoft.com trademarks and logos designated by PhotoLoft.com on Tribal Voice, Inc.'s Web Site during the term of this Agreement in accordance with any guidelines that PhotoLoft.com may provide to Tribal Voice, Inc. from time to time.
PhotoLoft.com will supply Tribal Voice, Inc. with electronic versions of the PhotoLoft.com trademarks and logos for Tribal Voice, Inc.'s use. All representations of the PhotoLoft.com trademarks and logos that Tribal Voice, Inc. uses will be exact copies of those provided by PhotoLoft.com, or shall first be submitted to PhotoLoft.com for approval.

     TRIBAL  VOICE, INC. MARKS: Tribal Voice, Inc. hereby grants PhotoLoft.com a
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nonexclusive  limited license to use, reproduce and display Tribal Voice, Inc.'s trademarks and logos designated by Tribal Voice, Inc. on the Co-Branded Pages during the term of this Agreement in accordance with any guidelines that Tribal Voice, Inc. may provide to PhotoLoft.com from time to time. Tribal Voice, Inc. will supply PhotoLoft.com with electronic versions of the Tribal Voice, Inc. trademarks and logos for PhotoLoft.com's use. All representations of the Tribal Voice, Inc.'s trademarks and logos that PhotoLoft.com intends to use will be exact copies of those provided by Tribal Voice, Inc., or shall first be submitted to Tribal Voice, Inc. for approval.

9.0     PROPRIETARY  RIGHTS:  Except  as  expressly  provided herein, each party
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shall  own  all  right,  title  and  interest in its respective web site and all portions thereof, including without limitation all intellectual property rights therein. Except as specifically and clearly set forth in this Agreement, neither party shall be granted any right or license to any of the other party's property, including intellectual property in its respective software, web site or any portions thereof

10.0     TERM:  This  Agreement shall become effective on the Effective Date and
         -----
shall remain in effect for a one (1) year term which shall renew automatically for successive one-year terms, unless terminated by written notice by either party thirty (30) days prior to the- end of any one year term. In the event of a breach, the non-breaching party may serve written notice of breach on the breaching party. If such breach is not cured within fourteen (14) days, the non-breaching party may immediately terminate this Agreement.

11.0     TERMINATION  FOR  CONVENIENCE:  Either  party  may  terminate  this
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agreement,  after  the  initial  90  days of the agreement, upon 60 days written notice to the other party. If Tribal Voice terminates the Agreement, then Tribal Voice will inform its users that they may continue to use the Service, and PhotoLoft will have no obligation to continue financial payments to the Tribal Voice. If PhotoLoft terminates the agreement, then PhotoLoft and Tribal voice will inform users of a replacement service (if any) and continue with the financial terms of the agreement for a period of 2 years.

12.0     EFFECTS  OF  TERMINATION:  Upon  termination  of  this  Agreement
         -------------------------
PhotoLoft.com  will  remove  all  branding  information and revenue sharing will
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cease asset forth in 11.0 above.  PhotoLoft.com will continue to support Partner members with the same service and support as PhotoLoft supports its own members.

13.0     NON  ASSIGNMENT:  Neither  this  Agreement  nor  any  rights under this
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Agreement  may be transferred, assigned or delegated by either party without the prior written consent of the other party. , In the event the other party has been acquired or undergone a change of control, such consent shall not be unreasonably withheld.

Initials  of  PhotoLoft.com _____     Initials of Tribal Voice, Inc. _____     2
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14.0     INDEPENDENT  CONTRACTOR:  With  respect to all matters relating to this
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Agreement,  each party is deemed to be an independent contractor.  Neither party shall represent itself as an employee, servant, agent or legal representative of the other party for any purposes whatsoever. The term "Partner" is descriptive and not indicative of legal partnership, joint venture or co-ownership of any assets or interests.

15.0     GOVERNING LAW/DISPUTE RESOLUTION:  The parties intend this Agreement to
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be  construed  in  accordance  with the laws of the State of California.  Tribal
Voice, Inc.and PhotoLoft.com agree that they will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. Any dispute which the parties cannot resolve between themselves in good faith may be submitted to the courts of the State of California.

16.0     LIMITATION OF LIABILITY: NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR
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ANY  LOST  PROFIT  OR  OTHER  COMMERCIAL  DAMAGE, INCLUDING, WITHOUT LIMITATION,
INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY NATURE ARISING OUT OF THIS AGREEMENT.

17.0     INDEMNIFICATION  BY PHOTOLOFT.COM: PhotoLoft.com, Inc. shall indemnify,
         ---------------------------------
defend, save and hold Partner harmless from any and all liabilities, including attorney's fees and costs, arising out of claims that the PhotoLoft.com, Inc. software and documentation, and the other intellectual property developed or provided by PhotoLoft.com, Inc. hereunder infringe the patent, trademark, copyright, trade secret or other proprietary or intellectual property rights of others. Partner shall promptly notify PhotoLoft.com, Inc. in writing if PhotoLoft.com, Inc. becomes subject to any such claims. PhotoLoft.com, Inc. shall assume defense of such claim at its own expense and with counsel of its own choosing.

18.0     MEMBER  DATA:  During  the term of this Agreement members who enter via
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the  Partner Co-Brand area shall provide only the necessary user information for registration to access the Services being provided as if entering via the PhotoLoft.com site. No prospective user shall be allowed to register to access the service unless the user agrees to provide such information during the registration process and agree to the terms and conditions as specified in the Member Agreement

19.0     REVENUE SHARING: PhotoLoft.com agrees to share net advertising revenues
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on page views originated by Partner community members.   All advertising revenue
sharing is based on net income received by PhotoLoft.com after allowances are made for commissions, agency fees, and any other fees. PhotoLoft.com will pay advertising revenue sharing within 30 days after the end of the calendar quarter. The percentage of revenue sharing that Partner will receive is based on page views according to the following schedule:

PAGE  VIEWS  PER  CALENDAR  MONTH               PERCENTAGE  REVENUE  SHARE
---------------------------------               --------------------------
0  to  250,000                                                       20.0%
250,001  to  500,000                                                 30.0%
500,001  and  above                                                  40.0%

19.1 Photoloft.com will make commercially reasonable efforts to insure that the commissions, agency fees, and any other fees do not exceed 40% or gross page view advertising revenue.

20.0     ENTIRE  AGREEMENT:  This Agreement contains the entire agreement of the
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parties  and  supersedes  all previous understandings and agreements between the parties  relating  to  the  subject  matter  hereof.

21.0     NOTICES:  Any  notice  or  request  required  to  be  given under or in
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connection  with  this  Agreement  shall be in writing and given by facsimile or postpaid registered or certified mail return receipt requested. The date of receipt shall be deemed the date on which such notice or request has been given. Until such time as written notice of a change of address is given by either party to the other, any such notice or request shall be deemed sufficiently addressed when directed to the addresses of the parties set out in the first paragraph of this Agreement.

Initials  of  PhotoLoft.com _____     Initials of Tribal Voice, Inc. _____     3
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in as of the
Effective  Date:

     By:____________________     By:_____________________
     Name:  Jack  Marshall       Name:

     Date:  5/7/99               Date:  5/3/99

     Title:  President           Title:  V.P  Marketing
     PhotoLoft.com,  Inc.

Initials  of  PhotoLoft.com _____     Initials of Tribal Voice, Inc. _____     4
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